EXHIBIT 5.1




                   OPINION OF STEWART MCKELVEY STIRLING SCALES

Suite 900                  Correspondence:      Telephone: 902.420.3200   Charles S. Reagh
Purdy's Wharf Tower One    P.O. Box 997         Fax:       902.420.1417   Direct Dial: 902.420-3335
1959 Upper Water Street    Halifax, NS          halifax@smss.com          Direct Fax:  902.496.6173
Halifax, NS                Canada  B3J 2X2      www.smss.com              csr@smss.com
Canada  B3J 3N2


File Reference: NS28464-7

July 25, 2000

360networks inc.
1500-1066 West Hastings Street
Vancouver, British Colombia
Canada V6E 3X1

Dear Sirs:

We are Nova Scotia counsel for 360networks inc. (the "Company"). In this regard, we have been requested to provide an opinion in connection with US$600,000,000 aggregate principal amount of the Company's 13% Senior Notes due 2008 (the "Dollar Exchange Notes") that are appended as Exhibit A to the Dollar Exchange
Note Indenture (defined below) and Euro 200,000,000 aggregate principal amount of the Company's 13% Senior Notes due 2008 (the "Euro Exchange Notes") and, together with the Dollar Exchange Notes, the "Exchange Notes") that are appended as Exhibit A to the Euro Exchange Note Indenture (defined below), to be registered pursuant to a Form F-4 Registration Statement (the "Registration Statement") filed with the United States Securities and Exchange Commission. We have been advised by representatives of the Company that the Dollar Exchange Notes will be issued pursuant to a Dollar Exchange Note indenture (the "Dollar Exchange Note Indenture") and that the Euro Exchange Notes will be issued pursuant to a Euro Exchange Note indenture (the "Euro Exchange Note Indenture"), each between the Company and HSBC Bank USA, as Trustee, in connection with the exchange offer pursuant to which the Exchange Notes will be issued for a like principal amount of the Company's outstanding US$600,000,000 13% Senior Notes due 2008 and the Company's outstanding Euro 200,000,000 13% Senior Notes due 2008.

We have examined copies of the following documents:

(a)      an executed copy of the Dollar Exchange Note Indenture dated April 26,
         2000;

(b)      an executed copy of the Euro Exchange Note Indenture dated April 28,
         2000;

(c)      an executed copy of the Registration Statement;

(d) a certificate of an officer of the Company dated the date hereof as to certain matters of fact (the "Officer's Certificate"); and

(e) Certificate of Status of the Company under the Corporations Registration Act (Nova Scotia) and Companies Act (Nova Scotia) dated July 24, 2000.

For the purposes of this opinion, we have also examined originals, facsimiles or copies certified or otherwise identified to our satisfaction, of documents and instruments, such statutes, such records of corporate proceedings, certificates of corporate officers, certificates of governmental offices and such other documents and materials as we have considered necessary or appropriate. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as facsimiles or copies, and the authenticity of the originals of such facsimiles or copies.

This opinion is provided solely for your use as aforesaid any may not be quoted or otherwise referred to in any other documents or used or relied upon by you for any other purposes or quoted to or used or relied on by any other person either in connection with this or any other matter or transaction.

In rendering the following opinion, we are not purporting to opine as to any laws other than the laws of Nova Scotia and the federal laws of Canada applicable therein in effect on the date hereof.

Based solely upon and subject to the foregoing, we are of the opinion that all necessary corporate action has been taken by the Company to authorize the creation, issuance, execution and sale of the Exchange Notes.

We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

Cahill Gordon & Reindel in its opinion filed as Exhibit 5.2 to the Registration Statement is entitled to rely on this opinion.

Yours very truly,

/s/  STEWART MCKELVEY STIRLING SCALES